Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Fiscal 2020 First Quarter Results

Americas Revenues Increased 14.4% and E-Commerce Revenues Rose 15.8% from First Quarter 2019
___________________________________________________________________________

NIWOT, COLORADO — April 23, 2020 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for men, women, and children, today announced its first quarter 2020 financial results.

Andrew Rees, President and Chief Executive Officer, said, “Amidst unprecedented market conditions globally, our total revenue held up well with exceptional performance in our Americas and e-commerce businesses that was overshadowed by COVID-19 related store closures. Despite this recent softness, Crocs remains a strong, vibrant brand that is very well positioned. In the near-term, we have no liquidity concerns and have taken quick action to ensure we will be strongly cash flow positive for the remainder of the year. Over the long-term, we are confident we will restore our momentum in 2021 and continue our positive growth trajectory for years to come.

“Our immediate focus remains on the well-being of our customers, employees, and communities. We are particularly proud of the support we are providing to our healthcare community with our “A Free Pair for Healthcare” and “One for You, One for a Hero” donation programs that to date have contributed over 450,000 pairs of shoes globally. This community has our deepest respect, and we are humbled to be able to help keep its workers and their families safe during this unprecedented time,” Rees continued.

COVID-19 Update

As described during its fourth quarter earnings conference call and subsequent updates, COVID-19 has impacted the Crocs business globally, including through store closures or reduced operating hours and decreased retail traffic. Many of the 367 company-operated stores as well as many partner stores and wholesale customers’ stores were closed at some point during the first quarter and many remain closed today. In all geographies where stores are closed, stores will remain closed until it is safe, and in line with local regulations, to reopen. At this time, the Company estimates that stores will begin to open in stages over the coming months.

We expect revenue declines to continue in our retail and wholesale channels as “social distancing” practices remain in effect. Further, we expect a larger decline in revenues in the second quarter of 2020, as the majority of our retail and partner stores may be closed for the whole period. We are beginning to see some recovery in store traffic and sales in China and Korea where almost all stores are now open. However, we are also seeing declines in Japan, India, and much of Southeast Asia, areas that have been impacted by a second wave of the virus. While many brick-and-mortar stores have been closed, Crocs.com and other digital commerce have remained open. We have seen strong trends in our e-commerce channel that we expect to continue, as consumers migrate to online shopping.

The Company has focused on positioning its business for both short- and long-term success. Its leadership quickly established both a defensive and offensive playbook that it began to implement in early March.

With regards to the defensive measures, Crocs is taking precautionary measures to address the impact of COVID-19 and the recessionary environment that may follow. To efficiently manage the business, enhance liquidity, and maintain maximum flexibility, we have taken or are taking the following actions:

•Board of Director and Executive Compensation: The compensation for our Board of Directors and senior leadership has been significantly reduced for the foreseeable future.
•Retail: We have temporarily furloughed retail employees but have retained store managers and assistant store managers, albeit with reduced hours in North America. These employees continue to receive benefits. In other parts of the world, retail employees are receiving full or reduced pay in accordance with local government regulations.
•Distribution Centers: The Company’s owned distribution centers globally are operational. In the U.S., its distribution center qualifies as an “essential business” and is being used to distribute and supply companies with essential products for healthcare workers during the pandemic. To help ensure the well-being of its associates, Crocs has enhanced safety protocols in place, including temperature checks, strict social distancing, hand sanitizer in all areas, and heightened cleaning of the facility in accordance with Center for Disease Control and Prevention and state guidelines.
•Corporate Offices: Many of the Company’s corporate offices are closed or have enhanced safety protocols in place to ensure the well-being of our employees. The Company has been able to successfully conduct business virtually.
•Other Compensation Measures: Across the Company for 2020, Crocs has reduced hiring and suspended the annual increases, market adjustments and promotions that were scheduled to go into effect in 2020. The Company also has asked some employees to shift to a reduced work day, has placed certain employees on a temporary unpaid leave, and has eliminated select roles as it adjusts to an organization structure for the future.
•Operating Expenses: Selling, general and administrative expenses (“SG&A”) for 2020 is now expected to be between $440 and $460 million, which is approximately $30 to $50 million lower than prior year and approximately $100 million lower than our original plan for 2020. The savings are primarily comprised of reduced compensation, lower marketing investment, and fewer discretionary expenses. Additionally, the Company began to implement travel restrictions in January, which has also reduced our expected SG&A.
•Working Capital: The Company is tightly managing inventories by reducing supply, rebalancing existing inventory, and consolidating future seasonal collections. Crocs is also working closely with both its customers and vendors to manage accounts receivable and accounts payable.
•Capital Expenditures: Capital expenditures for 2020 are expected to be approximately $30 million, compared to prior guidance of approximately $50 to $60 million. This reduction reflects the deferral or cancellation of certain investments that we were making to support growth.
•Credit Facility: As previously announced, the Company amended and restated its revolving credit facility with PNC Bank, National Association, and a consortium of other lenders (the “Credit Facility”) on March 26, 2020. The Credit Facility was increased to $500 million from $450 million. In addition, the amended Credit Facility has a modified leverage ratio of 4.00x for the second and third quarters of fiscal 2020, after which the leverage ratio decreases to 3.50x through the fourth quarter of 2021 and 3.25x thereafter. The Credit Facility maturity date of July 2024 remains unchanged.
•Share Repurchase: As previously announced, the Company has temporarily suspended share repurchases to preserve maximum liquidity and flexibility. During the first quarter of 2020, the Company repurchased approximately 1.6 million shares of its common stock for $39.2 million, at an average price of $25.13 per share. As of March 31, 2020, approximately $469 million remained on the Company’s share repurchase authorization.

The Company will provide more detail on the financial and operational impacts of COVID-19 during its first quarter earnings conference call today.

First Quarter 2020 Operating Results:

•Revenues were $281.2 million, declining 5.0% from the first quarter of 2019, or 3.3% on a constant currency basis. Currency negatively impacted our revenues by approximately $5.2 million. Wholesale revenues declined 5.6% and retail comparable store sales grew 7.5% with total retail revenues down 15.0% due to COVID-19 closures. The decline in wholesale and retail are partially offset by e-commerce revenue growth of 15.8%.
•Gross margin was 47.7%, compared to 46.5% in last year’s first quarter. Adjusted gross margin, which excludes 30 basis points of non-recurring expenditures related to our U.S. and EMEA distribution centers, was 48.0%. Adjusted gross margin rose 110 basis points compared to last year’s first quarter, benefiting from product mix, higher prices on certain product, and lower levels of promotions and discounts in the Americas, somewhat offset by 50 basis points of currency. For a reconciliation of gross margin to adjusted gross margin, see the ‘Non-GAAP cost of sales, gross profit, and gross margin reconciliation’ schedule below.
•Selling, general and administrative expenses (“SG&A”) were $113.4 million, up from $105.0 million in the first quarter of 2019, as we continued to invest in marketing prior to the pandemic worsening. Non-recurring charges that primarily relate to bad debt expense and donations were $4.6 million compared to $0.7 million in last year’s first quarter. The Company has committed to total donations of up to $11.0 million, the majority of which will be reflected in second quarter non-recurring charges. SG&A represented 40.3% of revenues compared to 35.5% in the first quarter of 2019. Our adjusted SG&A was 38.7% of revenues versus 35.3%, in last year’s first quarter. For a reconciliation of SG&A to adjusted SG&A, see the ‘Non-GAAP selling, general and administrative expenses reconciliation’ schedule below.
•Income from operations declined 36.1% to $20.8 million from $32.6 million in the first quarter of 2019, and operating margin fell 360 basis points to 7.4%. Excluding non-recurring gross margin and SG&A charges, adjusted income from operations fell 23.7% to $26.4 million and adjusted operating margin was 9.4% compared to 11.7% in the first quarter of 2019, as detailed on the 'Non-GAAP income from operations and operating margin reconciliation' schedule below.
•Diluted earnings per share fell to $0.16, as compared with $0.33 in the first quarter of 2019. Excluding non-recurring gross margin and SG&A charges, adjusted diluted earnings per share was $0.22 compared to $0.36 in the first quarter of 2019, as detailed on the 'Non-GAAP earnings per share reconciliation' schedule below.

Balance Sheet and Cash Flow Highlights:

•Cash and cash equivalents were $107.0 million as of March 31, 2020, compared to $108.3 million as of December 31, 2019.
•Inventory increased to $195.8 million as of March 31, 2020, compared to $172.0 million as of December 31, 2019.
•Capital expenditures during the three months ended March 31, 2020 were $16.1 million, compared to $10.6 million during the same period in 2019. Nearly all of the expenditures this quarter related to accrued capital expenditures in the fourth quarter of 2019 that were paid this quarter for the relocation of the Company’s new corporate headquarters.
•At March 31, 2020, there were $350.0 million of borrowings outstanding on the Company’s credit facility, with $150.0 million remaining for borrowing.

Financial Outlook:

Given the continued disruption and uncertainty globally related to COVID-19, Crocs previously withdrew the guidance it provided on February 27, 2020. Crocs is also not providing full second quarter or full year guidance at this time beyond what is outlined above.

Conference Call Information:

A conference call to discuss first quarter 2020 results is scheduled for today, Thursday, April 23, 2020 at 8:30 am ET. The call participation number is (833) 502-0472. A replay of the conference call will be available approximately two hours after the completion of the call at (800) 585-8367. International participants can dial (236) 714-2180 to take part in the conference call, and can access a replay of the call at (416) 621-4642. All of these calls will require the input of the conference identification number 8809189. The call will also be streamed live on the Crocs website, www.crocs.com. This audio webcast will remain available at www.crocs.com through April 23, 2021.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2020, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:

This press release includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding potential impacts to our business related to the COVID-19 pandemic, our financial, brand and liquidity outlook and expectations regarding our 2020 expenses and capital expenditures. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 outbreak and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 outbreak; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$281,160	$295,949
Cost of sales	146,998	158,334
Gross profit	134,162	137,615
Selling, general and administrative expenses	113,350	105,037
Income from operations	20,812	32,578
Foreign currency losses, net	(231)	(1,217)
Interest income	97	195
Interest expense	(1,921)	(1,817)
Other income, net	21	590
Income before income taxes	18,778	30,329
Income tax expense	7,687	5,619
Net income	$11,091	$24,710
Net income per common share:
Basic	$0.16	$0.34
Diluted	$0.16	$0.33
Weighted average common shares outstanding:
Basic	67,931	73,009
Diluted	69,218	74,875

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Numerator:
Net income	$11,091	$24,710
Denominator:
Weighted average common shares outstanding - basic	67,931	73,009
Plus: Dilutive effect of stock options and unvested restricted stock units	1,287	1,866
Weighted average common shares outstanding - diluted	69,218	74,875

Net income per common share:
Basic	$0.16	$0.34
Diluted	$0.16	$0.33

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$107,038	$108,253
Accounts receivable, net of allowances of $19,922 and $18,797, respectively	172,398	108,199
Inventories	195,755	172,028
Income taxes receivable	3,174	1,341
Other receivables	12,533	8,711
Restricted cash - current	1,595	1,500
Prepaid expenses and other assets	21,508	25,350
Total current assets	514,001	425,382
Property and equipment, net of accumulated depreciation and amortization of $81,127 and $79,604, respectively	47,019	47,405
Intangible assets, net of accumulated amortization of $86,722 and $82,760, respectively	46,393	47,095
Goodwill	1,552	1,578
Deferred tax assets, net	24,108	24,747
Restricted cash	1,959	2,292
Right-of-use assets	193,070	182,228
Other assets	8,138	8,075
Total assets	$836,240	$738,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104,893	$95,754
Accrued expenses and other liabilities	71,309	108,677
Income taxes payable	9,803	4,207
Current operating lease liabilities	50,026	48,585
Total current liabilities	236,031	257,223
Long-term income taxes payable	4,039	4,522
Long-term borrowings	350,000	205,000
Long-term operating lease liabilities	152,139	140,148
Other liabilities	2	4
Total liabilities	742,211	606,897
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 104.8 million and 104.0 million issued, 67.4 million and 68.2 million outstanding, respectively	105	104
Treasury stock, at cost, 37.5 million and 35.8 million shares, respectively	(587,940)	(546,208)
Additional paid-in capital	500,197	495,903
Retained earnings	251,576	240,485
Accumulated other comprehensive loss	(69,909)	(58,379)
Total stockholders’ equity	94,029	131,905
Total liabilities and stockholders’ equity	$836,240	$738,802

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$11,091	$24,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,907	6,136
Operating lease cost	14,994	14,930
Share-based compensation	3,964	3,634
Other non-cash items	5,877	(911)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(73,232)	(80,722)
Inventories	(29,268)	(15,099)
Prepaid expenses and other assets	3,294	6,875
Accounts payable, accrued expenses and other liabilities	(16,218)	(3,658)
Operating lease liabilities	(12,323)	(19,610)
Cash used in operating activities	(84,914)	(63,715)
Cash flows from investing activities:
Purchases of property, equipment, and software	(16,076)	(10,553)
Proceeds from disposal of property and equipment	25	225
Other	(116)	—
Cash used in investing activities	(16,167)	(10,328)
Cash flows from financing activities:
Proceeds from bank borrowings	145,000	95,000
Dividends—Series A convertible preferred stock (1)	—	(2,985)
Repurchases of common stock	(39,159)	(53,478)
Other	(2,717)	(1,662)
Cash provided by financing activities	103,124	36,875
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,496)	(22)
Net change in cash, cash equivalents, and restricted cash	(1,453)	(37,190)
Cash, cash equivalents, and restricted cash—beginning of period	112,045	127,530
Cash, cash equivalents, and restricted cash—end of period	$110,592	$90,340
(1) For the three months ended March 31, 2019, represents $3.0 million paid to induce conversion of Series A Convertible Preferred Stock to common stock.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP net income attributable to common stockholders,” “Non-GAAP operating margin,” “Non-GAAP weighted average common shares outstanding - basic and diluted,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For three months ended March 31, 2020, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
GAAP revenues	$281,160	$295,949

GAAP cost of sales	$146,998	$158,334
New distribution centers (1)	(927)	(1,165)
Other	—	(110)
Total adjustments	(927)	(1,275)
Non-GAAP cost of sales	$146,071	$157,059

GAAP gross profit	$134,162	$137,615
GAAP gross margin	47.7%	46.5%

Non-GAAP gross profit	$135,089	$138,890
Non-GAAP gross margin	48.0%	46.9%
(1) Represents non-recurring expenses related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
GAAP revenues	$281,160	$295,949

GAAP selling, general and administrative expenses	$113,350	$105,037
COVID-19 impact of bad debt expense (1)	(2,773)	—
Donations of inventory	(1,702)	—
Duplicate headquarters rent (2)	(207)	—
Non-recurring expenses associated with cost reduction initiatives (3)	—	(685)
Other	69	—
Total adjustments	(4,613)	(685)
Non-GAAP selling, general and administrative expenses (4)	$108,737	$104,352

GAAP selling, general and administrative expenses as a percent of revenues	40.3%	35.5%
Non-GAAP selling, general and administrative expenses as a percent of revenues	38.7%	35.3%
(1) Represents bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific segment.
(2) As a result of the COVID-19 pandemic, our move to our new headquarters in Broomfield, Colorado has been delayed, resulting in duplicate rent costs.
(3) Non-recurring expenses associated with cost reduction initiatives in 2019.
(4) Non-GAAP selling, general and administrative expenses are presented gross of tax.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
GAAP revenues	$281,160	$295,949

GAAP income from operations	$20,812	$32,578
Non-GAAP cost of sales adjustments (1)	927	1,275
Non-GAAP selling, general and administrative expenses adjustments (2)	4,613	685
Non-GAAP income from operations	$26,352	$34,538

GAAP operating margin	7.4%	11.0%
Non-GAAP operating margin	9.4%	11.7%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more details.

Non-GAAP earnings per share reconciliation:

	Three Months Ended March 31,
	2020	2019
	(in thousands, except per share data)
Numerator:
GAAP net income	$11,091	$24,710
Non-GAAP cost of sales adjustments (1)	927	1,275
Non-GAAP selling, general and administrative expenses adjustments (2)	4,613	685
Tax effect of non-GAAP operating adjustments (3)	(1,385)	—
Non-GAAP net income	$15,246	$26,670
Denominator:
GAAP weighted average common shares outstanding - basic	67,931	73,009
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	1,287	1,866
GAAP weighted average common shares outstanding - diluted	69,218	74,875

GAAP net income per common share:
Basic	$0.16	$0.34
Diluted	$0.16	$0.33

Non-GAAP net income per common share:
Basic	$0.22	$0.37
Diluted	$0.22	$0.36
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more information.
(3) In the three months ended March 31, 2019, non-GAAP operating adjustments were in jurisdictions subject to a full valuation allowance, and thus had no material net tax impact.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,		% Change	Constant Currency % Change (1)
	2020	2019
	(in thousands)
Americas:
Wholesale	$90,805	$71,229	27.5%	29.0%
Retail	34,618	38,076	(9.1)%	(9.1)%
E-commerce	22,300	19,821	12.5%	12.6%
Total Americas	147,723	129,126	14.4%	15.2%
Asia Pacific:
Wholesale	45,580	68,950	(33.9)%	(32.0)%
Retail	10,187	13,903	(26.7)%	(23.9)%
E-commerce	9,693	8,194	18.3%	22.0%
Total Asia Pacific	65,460	91,047	(28.1)%	(25.9)%
EMEA
Wholesale	56,711	64,491	(12.1)%	(9.2)%
Retail	3,994	5,417	(26.3)%	(25.3)%
E-commerce	7,196	5,816	23.7%	26.8%
Total EMEA	67,901	75,724	(10.3)%	(7.6)%
Total segment revenues	281,084	295,897	(5.0)%	(3.3)%
Other businesses	76	52	46.2%	46.2%
Total consolidated revenues	$281,160	$295,949	(5.0)%	(3.3)%

Total wholesale	$193,172	$204,722	(5.6)%	(3.6)%
Total retail	48,799	57,396	(15.0)%	(14.2)%
Total e-commerce	39,189	33,831	15.8%	17.3%
Total consolidated revenues	$281,160	$295,949	(5.0)%	(3.3)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	December 31, 2019	Opened	Closed	March 31, 2020
Type:
Outlet stores	193	2	1	194
Retail stores	109	1	2	108
Kiosk/store in store	65	1	1	65
Total	367	4	4	367
Operating segment:
Americas	165	1	—	166
Asia Pacific	145	1	—	146
EMEA	57	2	4	55
Total	367	4	4	367

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE, COMPARABLE RETAIL STORE SALES, AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned website, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended March 31,
	2020	2019
Digital sales as a percent of total revenues:
Americas	29.0%	26.1%
Asia Pacific	24.4%	19.0%
EMEA	38.2%	31.8%
Global	30.1%	25.4%

Comparable retail store sales and direct-to-consumer store sales by operating segment were:

	Constant Currency (1)
	Three Months Ended March 31,
	2020	2019
Comparable retail store sales: (2)
Americas	23.3%	12.4%
Asia Pacific	(19.7)%	(0.4)%
EMEA	4.4%	9.3%
Global	7.5%	8.7%

	Constant Currency (1)
	Three Months Ended March 31,
	2020	2019
Direct-to-consumer comparable sales (includes retail and e-commerce): (2)
Americas	18.0%	15.3%
Asia Pacific	(6.1)%	1.9%
EMEA	16.6%	19.2%
Global	10.9%	12.2%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.